     As filed with the Securities and Exchange Commission on August 8, 2000.

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                               DIGITALTHINK, INC.
             (Exact name of Registrant as specified in its charter)



            DELAWARE                                      7372                                     94-3244366
(State or other jurisdiction of               (Primary Standard Industrial            (IRS Employer Identification Number)
 incorporation or organization)                Classification Code Number)

                               DIGITALTHINK, INC.
                              1098 Harrison Street
                             San Francisco, CA 94103
                                 (415) 625-4000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 1996 STOCK PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 Peter Goettner
                               DIGITALTHINK, INC.
                              1098 Harrison Street
                             San Francisco, CA 94103
                                 (415) 625-4000

 (Name, address, including zip code, and telephone number, including area code and telephone number of agent for service)

                                    Copy to:

                               Mark Casillas, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                                           PROPOSED            PROPOSED
                                                         AMOUNT             MAXIMUM            MAXIMUM           AMOUNT OF
                                                          TO BE            OFFERING           AGGREGATE        REGISTRATION
       TITLE OF SECURITIES TO BE REGISTERED            REGISTERED       PRICE PER SHARE     OFFERING PRICE          FEE
-------------------------------------------------- ------------------ ------------------ ------------------- ----------------
 1996 Stock Plan
 Common Stock, $0.001 par value
 (currently outstanding options) (1)                    5,732,447            $8.24           $47,235,363.28      $12,470.14
 -------------------------------------------------- ------------------ ------------------ ------------------- ----------------
 1996 Stock Plan
 Common Stock, $0.001 par value
 (options available for future grant) (2)               2,331,961           $48.750         $113,683,098.80      $30,012.34
 -------------------------------------------------- ------------------ ------------------ ------------------- ----------------
 TOTAL 1996 STOCK PLAN SHARES REGISTERED                8,064,408
 -------------------------------------------------- ------------------ ------------------ ------------------- ----------------
 1999 Employee Stock Purchase Plan
 Common Stock, $0.001 par value (3)                      200,000            $41,438           $8,287,600.00       $2,187.93
 -------------------------------------------------- ------------------ ------------------ ------------------- ----------------
 TOTAL REGISTRATION FEES                                                                                         $44,670.41
==============================================================================================================================

(1) The computation is based upon the weighted average exercise price per share of $8.24 as to 5,732,447 outstanding but unexercised options to purchase Common Stock under the 1996 Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 as to the remaining 2,331,961 shares of Common Stock authorized for issuance pursuant to the 1996 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on August 4, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The shares covered by this Registration Statement represent shares of Common Stock which have become available for issuance under the Registrant's 1999 Employee Stock Purchase Plan as a result of an amendment approved by the shareholders via written consent on February 2, 2000. The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in the following sentence) of the average of the high and low price of Registrant's Common Stock as reported on the NASDAQ National Market System on August 4, 2000. Pursuant to the 1999 Employee Stock Purchase Plan, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

                               DIGITALTHINK, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

ITEM 1. PLAN INFORMATION

     The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428 (b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified in Rule 428 (b). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 28, 1999.

     (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2000.

     (c) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the common stock offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. As of the date of this registration statement, WS Investments, an investment partnership composed of current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, Professional Corporation, beneficially owned an aggregate of 63,000 shares of common stock of DigitalThink. Mario M. Rosati, a member of Wilson Sonsini Goodrich & Rosati, owns 7,000 shares of DigitalThink's common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Index below).

ITEM 9. UNDERTAKINGS.

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, DIGITALTHINK, INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of San Francisco, State of California, on August 8, 2000.

                                       DIGITALTHINK, INC.

                                       By: /s/ Peter J. Goettner
                                           -------------------------
                                           Peter J. Goettner,
                                           Chairman of the Board and
                                           Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter J. Goettner, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                                         Title                                    Date
               ---------                                         -----                                    ----
          /s/ Peter J. Goettner           Chairman of the Board, Chief Executive Officer and         August 8, 2000
----------------------------------------  Director* (Principal Executive Officer)
           (Peter J. Goettner)

          /s/ Michael W. Pope             Chief Financial Officer (Principal Financial and           August 8, 2000
----------------------------------------  Accounting Officer)
           (Michael W. Pope)

            /s/ Adam D. Levy              Secretary                                                  August 8, 2000
----------------------------------------
             (Adam D. Levy)

        /s/ E. Follett Carter             Director*                                                  August 8, 2000
----------------------------------------
         (E. Follett Carter)

         /s/ Steven J. Eskenazi           Director*                                                  August 8, 2000
----------------------------------------
          (Steven J. Eskenazi)

        /s/ Samuel D. Kingsland           Director*                                                  August 8, 2000
----------------------------------------
         (Samuel D. Kingsland)

       /s/ William H. Lane III            Director*                                                  August 8, 2000
----------------------------------------
         (William H. Lane III)

          /s/ Jon C. Madonna              Director*                                                  August 8, 2000
----------------------------------------
           (Jon C. Madonna)

       /s/ Roderick C. McGeary            Director*                                                  August 8, 2000
----------------------------------------
        (Roderick C. McGeary)


*The employee benefit plans being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

DIGITALTHINK, INC.

                       REGISTRATION STATEMENT ON FORM S-8
                                INDEX TO EXHIBITS

  EXHIBIT NO.                         DESCRIPTION
  -----------                         -----------
     5.1       Opinion of counsel as to legality of securities being registered.

    23.1       Consent of Deloitte & Touche LLP, Independent Auditors.

    23.2       Consent of counsel (contained in Exhibit 5.1 hereto).

    24.1       Power of Attorney (included in Registration Statement on page 6).